CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-254954 on Form S-6 of our report dated July 15, 2021, relating to the financial statement of The First Trust(R) Combined Series 610, comprising Tax Exempt Municipal Income Trust, Series 319, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 15, 2021